AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is made as of August 13, 2013, by and between WidePoint Corporation (the “Company”) and Steve L. Komar (“Executive”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement (as defined below).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated August 13, 2010 and effective as of July 1, 2010 (the “Original Agreement”);

WHEREAS, on June 27, 2012, the Company and Executive exercised their mutual option to extend the term of the Original Agreement to June 30, 2013; and

WHEREAS, the parties desire to amend the Original Agreement as set forth herein to memorialize a change in certain employment terms in connection therewith.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. Effective as of July 1, 2013, Section 2 of the Original Agreement is hereby amended to provide that the term of Executive’s employment under the Original Agreement may be extended for an additional six (6) months from June 30, 2013 through and including December 31, 2013 (the “Extension Option”), at the same Base Salary and benefits as in effect immediately prior to the exercise of the Extension Option.

2. The parties hereby exercise the Extension Option to be effective as of July 1, 2013.

3 Except as expressly provided for in this Amendment, all of the terms, conditions and provisions of the Original Agreement remain unaltered and are in full force and effect and are expressly hereby ratified and confirmed. The Original Agreement and this Amendment shall be read and construed as one agreement.

4 If any provision of this Amendment is construed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

5 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart hereof. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the date first written above.

EXECUTIVE:

/s/ Steve L. Komar
Steve L. Komar

WIDEPOINT CORPORATION

By:/s/ James T. McCubbin
James T. McCubbin
EVP & CFO

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